EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 33-79826 on Form S-8 of Newfield Exploration Company, of our report dated June 17, 2005, appearing in this Annual Report on Form 11-K of the Newfield Exploration Company 401(k) Plan (the “Plan”) for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
June 28, 2005